Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 27, 2008 relating to the financial statements which appear in XTL Biopharmaceuticals Ltd’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman

Kesselman & Kesselman Certified Public Accountant (Isr.) A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
August 14 , 2008